UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  September 1, 2024

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1545 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 1, 2024, Freshpet, Inc. (the “Company”) appointed Nicki Baty, 45, as the Company’s Chief Operating Officer.
Scott Morris, previously the Company’s President and Chief Operating Officer, will continue in his role as President and Co-Founder.
Ms. Baty brings extensive operational and leadership experience managing brands across the UK, Europe and the U.S. Over her nearly 20-year tenure at Colgate-Palmolive, Ms. Baty held a variety of roles. She most recently served as President & General Manager of Hill’s Pet Nutrition U.S. from 2020 to 2024, where she executed a strategic plan to drive growth and scale a multi-billion-dollar business. Previously, she served as Senior Vice President of Global Sales & General Manager of Latin America and Asia for Hill’s Pet Nutrition, General Manager of the Nordic Region, General Manager of the Netherlands, and European Customer Development Director. From 2000 to 2005, she held various roles at Unilever in the UK. Ms. Baty holds a degree in Law and Business from the University of Warwick.
Ms. Baty will receive an annual base salary of $525,000 (“Base Salary”).  Ms. Baty shall also be eligible to participate in the Company’s long term equity incentive programs, with an annual target opportunity of at least one hundred percent (100%) of her Base Salary.  As an inducement to joining the Company, Ms. Baty has been granted restricted stock units in respect of 17,150 shares of the Company’s Common Stock (the “Restricted Stock Units”), which will vest 33.3%, 39.5% and 27.2%, respectively, on each of the first three anniversaries of the date of the Restricted Stock Units grant, subject to Ms. Baty’s continued employment through such dates. Ms. Baty will also receive a cash bonus on joining the Company of $500,000 and relocation support in the amount of $50,000.  The Restricted Stock Units grant, the cash bonus and the relocation support are all subject to recoupment by the Company should Ms. Baty not remain employed by the Company on September 1, 2026.
In addition, Ms. Baty shall be eligible to participate in the Company’s annual cash bonus program, as and if established by the Board (or a committee thereof), with an annual target bonus opportunity of at least sixty percent (60%) of her Base Salary, based on the achievement of pre-established performance goals established by the Board (or a committee thereof).  Ms. Baty is also eligible to participate in the Company’s executive severance program and other benefit programs available to Company employees, and shall be entitled to five (5) weeks of vacation to be taken in accordance with Company policy.
There are no arrangements or understandings between Ms. Baty and any other persons outside of the Company pursuant to which she was selected as an executive officer of the Company, and there are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Ms. Baty. Ms. Baty has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure
On September 3, 2024, the Company issued a press release announcing the matters described under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number
99.1	Press Release, dated September 3, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: September 3, 2024	By:	/s/ Todd Cunfer
Name: Todd Cunfer
Title: Chief Financial Officer